SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                     June 7, 2001
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                       (Date of earliest event reported)

                            Lehman ABS Corporation
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              (Exact Name of Registrant as Specified in Charter)

   Delaware                           1-11661               13-3447441
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(State of Incorporation)             (Commission         (I.R.S. Employer
                                     File Number)       Identification No.)

         3 World Financial Center
         New York, New York                                    10285
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(Address of Principal Executive Offices)                     (Zip Code)

       Registrant's Telephone Number, including area code (212) 526-7000
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ITEM 5.  Other Events
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         On June 7, 2001, Lehman ABS Corporation ("LABS") transferred
$10,000,000 aggregate principal amount of 7.54 % Cumulative Capital Securities, due January 15, 2027, issued by JPM Capital Trust I (the "Underlying Securities") to the Corporate Backed Trust Certificates, Series 2001-15 Trust (the "Trust") established by LABS, which issued Corporate Backed Trust Certificates, Series 2001-15 (the "Certificates"), issued pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of April 30, 2001 (the "Series Supplement"), a supplement to the Series Supplement, dated as of May 29, 2001 (the "First Supplement") and a supplement to the Series Supplement dated as of June 7, 2001 (the "Second Supplement" and, together with the Series Supplement, the Standard Terms and the First Supplement, the "Trust Agreement"), between LABS and the Trustee. The Class A-1 Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated May 30, 2001 (the "Underwriting Agreement"), between LABS and Lehman, as underwriter.

ITEM 7.  Financial Statements and Exhibits
         ----------------------------------

    (a)  Financial Statements - Not Applicable

    (b)  Pro Forma Financial Information - Not Applicable

    (c)  Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.                    Description
---------------                -----------

    4.1 Supplement to the Series Supplement, dated as of June 7, 2001, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.







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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       LEHMAN ABS CORPORATION



                                       /s/   Rene Canezin
                                       -------------------
                                       Name:  Rene Canezin
                                       Title: Senior Vice President

June 7, 2001





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                               INDEX TO EXHIBITS

    Exhibit No.                                      Description
    -----------                                      -----------

        4.1 Supplement to the Series Supplement, dated as of June 7, 2001, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.







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